SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of May 13, 2010, by and between ZAGG Incorporated, a Nevada corporation (“Debtor”), and U.S. Bank National Association (“Secured Party”).

WHEREAS, Debtor has entered into a Loan Agreement on or about the date hereof (the “Loan Agreement”) with Secured Party, pursuant to which Secured Party, subject to the terms and conditions contained therein, is to make available to Debtor a revolving loan in the stated principal amount of Five Million Dollars ($5,000,000.00) (“Loan”);

WHEREAS, it is a condition precedent to Secured Party’s making the Loan to Debtor under the Loan Agreement that Debtor execute and deliver to Secured Party a security agreement in substantially the form hereof encumbering certain personal property of the Debtor; and

WHEREAS, Debtor wishes to grant a security interest in favor of Secured Party in all of Debtor’s Collateral as herein provided.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Loan Agreement. All terms defined in the Article 9 equivalent of the Utah Uniform Commercial Code, as may be amended (the “Uniform Commercial Code”), and used herein shall have the same definitions herein as specified therein. In addition to the foregoing, the following terms as used herein are defined as follows:

1.1           Obligations.  Means, collectively, (a) the payment of the Loan from Secured Party to Debtor pursuant to the Loan Agreement as evidenced also by that certain Revolving Promissory Note (“Note”), executed (or to be executed) by Debtor and payable to the order of Secured Party, together with interest thereon and charges with respect thereto, and any and all advances now or hereafter made by Secured Party under the terms and conditions of the  Loan Agreement, the Note, or this Agreement, and any and all renewals, replacements, amendments, modifications or extensions of the Loan Agreement, the Note or this Agreement; (b) all of the terms, conditions, agreements, stipulations, covenants, and provisions of this Agreement, the Loan Agreement and any other agreement, document or instrument executed in connection therewith (with the Note, the Loan Agreement, this Agreement and all such other agreements, documents and instruments referred to as the “Loan Documents”) and any and all renewals, replacements, amendments, modifications or extensions thereof, given by Debtor to Secured Party to evidence or to secure the indebtedness secured hereby; (c) all obligations owed to Secured Party or any of its affiliates under any and all interest rate protection agreements executed by Debtor in connection with the Loan Documents; (d) all late charges, default interest, prepayment charges or premiums, loan fees, commitment fees and extension fees described in the Note or the Loan Agreement and all costs of collecting the indebtedness or other amounts evidenced by the Note or described in this Agreement or the Loan Agreement, including any and all costs and expenditures of a receiver in possession and reasonable attorneys’ fees; (e) payment of all sums advanced by Secured Party to protect the Collateral, with interest thereon equal to the highest default rate as provided by the Note; and (f) all modifications, extensions and renewals of any of the obligations secured hereby, however evidenced. This Agreement shall also secure the payment and performance of any additional credit that may hereafter be extended by Secured Party to Debtor.

1.2           Event of Default.  Means the occurrence of an Event of Default under the Loan Agreement, including without limitation the failure of Debtor to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Loan Agreement, the Note and other Loan Documents (after the expiration of any stated grace or notice period, as applicable).

2.           Grant of Security Interest.  Debtor hereby grants to Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to Secured Party the following properties, assets and rights of Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all inventory, accounts, instruments; chattel paper; documents, contract rights, letter of credit rights, deposit accounts, general intangibles representing the right to the payment of money, payment intangibles, and general intangibles related to the manufacturing, packaging or marketing of inventory, including without limitation trademarks and trademark applications.

3.           Authorization to File Financing Statements.  Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment.  Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

4.           Other Actions.  To further the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in the Collateral, and without limitation on Debtor’s other obligations in this Agreement, Debtor agrees, in each case at Debtor’s expense, to take the following actions with respect to the following Collateral:

4.1           Promissory Notes and Tangible Chattel Paper.  If Debtor shall at any time hold or acquire any promissory notes, tangible chattel paper, negotiable documents, or warehouse receipts related to the Collateral, Debtor shall forthwith endorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

4.2           Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, Debtor shall promptly notify Secured Party thereof and, at Secured Party’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party, and that such bailee agrees to comply, without further consent of Debtor, with instructions from Secured Party as to such Collateral. Secured Party agrees with Debtor that Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Debtor with respect to the bailee.

4.3           Other Actions as to Any and All Collateral.  Debtor further agrees, at the request and option of Secured Party, to take any and all other actions Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Secured Party to enforce, Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees, warehousemen, and landlords in form and substance satisfactory to Secured Party, (f) obtaining control agreements from third parties with respect to Collateral that must or may be perfected by control, and (g) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

5.           Relation to Other Security Documents.  The provisions of this Agreement supplement the provisions of any other collateral document granted by Debtor to Secured Party which secures the payment or performance of any of the Obligations. Nothing contained in any such other collateral document shall affect or limit any of the rights or remedies of Secured Party hereunder.

6.           Representations and Warranties Concerning Debtor’s Legal Status.  Debtor represents and warrants to Secured Party as follows: (a) Debtor’s exact legal name is that indicated in the introductory paragraph hereto and on the signature page hereof, and (b) Debtor is an organization of the type, and is organized in the jurisdiction set forth in the introductory paragraph hereto.

7.           Covenants Concerning Debtor’s Legal Status.  Debtor covenants with Secured Party as follows: (a) without providing at least thirty (30) days’ prior written notice to Secured Party, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Secured Party of such organizational identification number, and (c) Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

8.           Representations and Warranties Concerning Collateral, etc.  Debtor further represents and warrants to Secured Party as follows: (a) Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted, if any, by the Loan Agreement, (b) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or role in respect of such Collateral, and (c) Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9.           Covenants Concerning Collateral, etc.  Debtor further covenants with Secured Party as follows: (a) except for the security interest herein granted and liens permitted by the Loan Agreement, Debtor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party, (b) Debtor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than Secured Party except for liens permitted by the Loan Agreement, (c) Debtor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (d) Debtor will permit Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (e) Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement, (f) Debtor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (g) Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of inventory in the ordinary course of business.

10.           Insurance.

10.1           Maintenance of Insurance.  Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that Debtor will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Secured Party. In addition, all such insurance in respect of the Collateral shall be payable to Secured Party as loss payee. Without limiting the foregoing, Debtor will (i) keep all of its physical property insured with casualty or physical hazard insurance on an “all risks” basis, with a full replacement cost endorsement and an “agreed amount” clause in an amount equal to one hundred percent (100%) of the full replacement cost of such property, (ii) maintain all such workers’ compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of Debtor; business interruption insurance; and product liability insurance.

10.2           Insurance Proceeds.  The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than Fifty Thousand Dollars ($50,000.00), be disbursed to Debtor for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed, and (b) in all other circumstances, be held by Secured Party as cash collateral for the Obligations. Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Secured Party may reasonably prescribe, for direct application by Debtor solely to the repair or replacement of Debtor’s property so damaged or destroyed, or Secured Party may apply all or any part of such proceeds to the Obligations.

10.3           Continuation of Insurance.  All policies of insurance in respect of the Collateral shall provide for at least thirty (30) days’ prior written cancellation notice to Secured Party. In the event of failure by Debtor to provide and maintain insurance as herein provided, Secured Party may, at its option, provide such insurance and charge the amount thereof to Debtor. Debtor shall furnish Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

11.           Collateral Protection Expenses; Preservation of Collateral.

11.1           Expenses Incurred by Secured Party.  In Secured Party’s discretion, if Debtor fails to do so, Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. Debtor agrees to reimburse Secured Party on demand for all expenditures so made. Secured Party shall have no obligation to Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Event of Default.

11.2           Secured Party’s Obligations and Duties.  Anything herein to the contrary notwithstanding, Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times. Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

12.           Securities and Deposits.  Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, Secured Party may following and during the continuance of an Event of Default, demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from Secured Party to Debtor may at any time be applied to or set off against any of the Obligations.

13.           Notification to Account Debtors and Other Persons Obligated on Collateral.  If an Event of Default shall have occurred and be continuing, Debtor shall, at the request and option of Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Debtor as trustee for Secured Party without commingling the same with other funds of Debtor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.           Power of Attorney.

14.1           Appointment and Powers of Secured Party.  Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Debtor or in Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of Debtor, without notice to or assent by Debtor, to do the following:

(a)           upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code and as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)           to the extent that Debtor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto as Secured Party may deem appropriate.

14.2           Ratification by Debtor.  To the extent permitted by law, Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

14.3           No Duty on Secured Party.  The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Debtor for any act or failure to act, except for Secured Party’s own gross negligence or willful misconduct.

15.           Rights and Remedies.  If an Event of Default shall have occurred and be continuing, Secured Party, without any other notice to or demand upon Debtor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. Secured Party may in its discretion require Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Debtor’s principal office(s) or at such other locations as Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party shall give to Debtor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Debtor hereby acknowledges that ten Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

16.           Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (1) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the Uniform Commercial Code or other law of the State of Utah or any other relevant jurisdiction in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16.

17.           No Waiver.  Neither party hereto shall be deemed to have waived any of its rights, interests or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the waiving party. No delay or omission on the part of a party in exercising any right, interest or remedy shall operate as a waiver of such right, interest or remedy or any other right, interest or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right, interest or remedy on any future occasion. All rights and remedies of Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

18.           Suretyship Waivers by Debtor.  Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. Debtor further waives any and all other suretyship defenses.

19.           Marshalling.  Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

20.           Proceeds of Dispositions; Expenses.  Debtor shall pay to Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608 or 9-615 of the Uniform Commercial Code, any excess shall be returned to Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.

21.           Overdue Amounts.  Until paid, all amounts due and payable by Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the highest default rate set forth in the Loan Documents.

22.           Governing Law.  The validity of this Agreement and the other Loan Documents, the construction, interpretation, and enforcement hereof and thereof, and the rights of the parties hereto and thereto with respect to all matters arising hereunder or thereunder or related hereto or thereto shall be determined under, governed by, and construed in accordance with the laws of the State of Utah without giving effect to conflict of laws principles.

23.           Waiver of Right to Jury Trial.  AS A MATERIAL PART OF THE CONSIDERATION FOR THE MAKING OF THE LOAN, DEBTOR HEREBY UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY PRESENT OR FUTURE CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE LOAN, ANY LOAN DOCUMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THE LOAN, OR IN ANY WAY CONNECTED WITH OR RELATED TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN OR ANY DOCUMENTS EXECUTED IN CONNECTION THEREWITH.  IF ANY DISPUTE IN CONNECTION WITH THE LOAN OR THE LOAN DOCUMENTS IS DECIDED BY LITIGATION AS PERMITTED BY THE LOAN DOCUMENTS, SUCH DISPUTE SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY.

24.           Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon Debtor and its respective successors and assigns, and shall inure to the benefit of Secured Party and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Debtor acknowledges receipt of a copy of this Agreement. All notices required or permitted hereunder shall be made in the manner required or permitted by the Utah Uniform Commercial Code and otherwise in accordance with the terms and at the addresses set forth in the Loan Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, intending to be legally bound, Debtor has caused this Agreement to be duly executed as of the date first above written.

“Debtor”

ZAGG Incorporated, a Utah corporation

By:
Name:
Title:

Organizational Identification No.: 6725072-0143

Mailing address:
ZAGG Incorporated
Attn: Brandon O’Brien
3855 South 500 West, Suite J
Salt Lake City, Utah 84115